Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Quarterly Financial Results and Declares Distribution of $0.96 Per Unit

TULSA, OKLAHOMA, October 27, 2015 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner (the “Board”) approved a distribution to unitholders for the quarter ended September 30, 2015 (the “2015 Quarter “) of $0.96 per unit, or an annualized rate of $3.84 per unit, payable on November 19, 2015 to AHGP’s unitholders of record as of the close of trading on November 12, 2015.  The declared quarterly cash distribution represents a 7.6% increase over the cash distribution of $0.8925 per unit for the quarter ended September 30, 2014 (the “2014 Quarter”) and is equal to the cash distribution for the quarter ended June 30, 2015.

AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which today announced a quarterly distribution for the 2015 Quarter of $0.675 per unit, or $2.70 per unit on an annualized basis, payable on November 13, 2015 to all unitholders of record as of the close of trading on November 6, 2015.  (See ARLP Press Release dated October 27, 2015.)

AHGP also reported net income for the 2015 Quarter of $56.1 million, or net income per basic and diluted limited partner interest of $0.94 per unit, a decrease of 18.2% compared to net income for the 2014 Quarter of $68.5 million, or $1.15 per basic and diluted limited partner unit.  (Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  For a discussion of net income presentation, please see the end of this release.)

Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $58.4 million, or $233.6 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2015 full year an estimated $2.6 million in general and administrative expenses.

AHGP and ARLP will discuss their 2015 Quarter financial results during a joint conference call scheduled for today at 9:00 a.m. Eastern.  To participate in the conference call, dial (855) 793-3259 and provide conference number 51932077.  International callers should dial (631) 485-4928 and provide the same conference number.  Investors may also listen to the call via the “investor

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information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (855) 859-2056 and provide conference number 51932077.  International callers should dial (404) 537-3406 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business.  Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 31,088,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership’s ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership’s customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; the ARLP Partnership’s productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; increases in labor costs, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers’ compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; the coal industry’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership’s coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015 and AHGP’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed on May 8, 2015 and August 6, 2015, respectively, with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

SALES AND OPERATING REVENUES:
Coal sales	$547,466	$548,357	$1,632,493	$1,649,093
Transportation revenues	9,395	6,001	24,323	17,816
Other sales and operating revenues	9,481	14,872	74,445	42,719
Total revenues	566,342	569,230	1,731,261	1,709,628

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	336,527	349,170	1,045,954	1,024,305
Transportation expenses	9,395	6,001	24,323	17,816
Outside coal purchases	2	3	326	7
General and administrative	18,356	19,185	53,659	57,352
Depreciation, depletion and amortization	84,661	69,646	242,730	203,539
Asset impairment charge	10,695	—	10,695	—
Total operating expenses	459,636	444,005	1,377,687	1,303,019

INCOME FROM OPERATIONS	106,706	125,225	353,574	406,609
Interest expense, net	(7,352)	(8,584)	(23,626)	(25,395)
Interest income	286	432	1,422	1,238
Equity in income (loss) of affiliates, net	(17,221)	68	(49,049)	(13,546)
Other income	455	549	750	1,178
INCOME BEFORE INCOME TAXES	82,874	117,690	283,071	370,084
INCOME TAX EXPENSE	12	—	18	—
NET INCOME	82,862	117,690	283,053	370,084
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(26,765)	(49,141)	(100,476)	(156,741)
NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$56,097	$68,549	$182,577	$213,343

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.94	$1.15	$3.05	$3.56
DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.96	$0.87	$2.8125	$2.545

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING - BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$40,538	$28,274
Trade receivables	171,402	184,187
Other receivables	628	1,025
Due from affiliates	30	7,107
Inventories	123,608	83,155
Advance royalties	7,663	9,416
Prepaid expenses and other assets	17,875	31,362
Total current assets	361,744	344,526

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	3,215,566	2,815,620
Less accumulated depreciation, depletion and amortization	(1,336,176)	(1,150,414)
Total property, plant and equipment, net	1,879,390	1,665,206

OTHER ASSETS:
Advance royalties	26,887	15,895
Due from affiliate	—	11,047
Equity investments in affiliates	48,034	224,611
Goodwill	161,985	—
Other long-term assets	32,009	27,470
Total other assets	268,915	279,023
TOTAL ASSETS	$2,510,049	$2,288,755

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$100,881	$86,277
Due to affiliates	170	370
Accrued taxes other than income taxes	21,073	19,461
Accrued payroll and related expenses	47,514	57,656
Accrued interest	3,330	318
Workers’ compensation and pneumoconiosis benefits	8,893	8,868
Current capital lease obligations	1,333	1,305
Other current liabilities	27,003	17,109
Current maturities, long-term debt	142,159	230,000
Total current liabilities	352,356	421,364

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	810,889	591,250
Pneumoconiosis benefits	58,858	55,278
Accrued pension benefit	38,566	40,105
Workers’ compensation	49,084	49,797
Asset retirement obligations	107,820	91,085
Long-term capital lease obligations	14,602	15,624
Other liabilities	22,453	5,978
Total long-term liabilities	1,102,272	849,117
Total liabilities	1,454,628	1,270,481

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners — Common Unitholders 59,863,000 units outstanding	594,438	580,234
Accumulated other comprehensive loss	(14,493)	(15,456)
Total AHGP Partners’ Capital	579,945	564,778
Noncontrolling interests	475,476	453,496
Total Partners’ Capital	1,055,421	1,018,274
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,510,049	$2,288,755

ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$527,210	$582,900
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(159,182)	(233,659)
Changes in accounts payable and accrued liabilities	(3,093)	145
Proceeds from sale of property, plant and equipment	1,519	272
Proceeds from insurance settlement for property, plant and equipment	—	4,512
Purchases of equity investments in affiliates	(47,624)	(85,250)
Payments for acquisitions of businesses, net of cash acquired	(74,953)	—
Payments to affiliate for acquisition and development of coal reserves	—	(1,401)
Advances/loans to affiliate	(7,300)	—
Other	1,807	—
Net cash used in investing activities	(288,826)	(315,381)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	6,500	—
Payments under securitization facility	(6,500)	—
Payment on term loans	(20,319)	(12,500)
Borrowings under revolving credit facilities	463,000	221,800
Payments under revolving credit facilities	(200,000)	(301,800)
Payment on long-term debt	(205,000)	(18,000)
Payments on capital lease obligations	(994)	(1,113)
Contribution to consolidated company from affiliate noncontrolling interest	1,483	—
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(2,719)	(2,991)
Distributions paid by consolidated partnership to noncontrolling interests	(87,623)	(80,484)
Distributions paid to Partners	(168,365)	(152,352)
Other	(5,583)	—
Net cash used in financing activities	(226,120)	(347,440)
NET CHANGE IN CASH AND CASH EQUIVALENTS	12,264	(79,921)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	28,274	98,375
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$40,538	$18,454

Presentation of Net Income

Consolidated net income includes earnings attributable to both AHGP and noncontrolling interests.  Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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